EXHIBIT 99.1
News Release

Contact:	H. Andrew Cantor
800-982-9293 · 303-708-5959
Archstone-Smith to Hold Conference Call with Senior
Management to Discuss Equity Offering
Company Also Reiterates Its 2005 EPS and FFO Guidance
DENVER — September 19, 2005 — Archstone-Smith (NYSE:ASN) announced that it will hold a conference call with its senior management team to discuss the company’s recent $500 million equity offering, which closed on September 9, 2005. The call is scheduled for Thursday, September 22, 2005, at 11:00 a.m. EST. A presentation to accompany the call will be posted on the company’s web site on September 22, 2005 prior to the call. To access the presentation, select “Investors” and then click on the appropriate link on the home page.
Archstone-Smith also reiterated its guidance for earnings per share (EPS) of $1.50 — $1.70 and its 2005 guidance for funds from operations (FFO) of $1.94 — $2.01 per share, which continues to include $0.20 — $0.23 of Ameriton gains(1).
For live access to the call:
•	Conference call dial-in: Domestic (800) 240-6709; International (303) 262-2142.

•	Webcast: At www.archstonesmith.com. Select “Investors,” click on the “Conference Call” link on the home page and follow the instructions.
To hear a replay of the call:
•	Webcast replay: At www.archstonesmith.com. Select “Investors” and click on the “Conference Call” link on the home page. The call will be archived until October 6, 2005.

•	Conference call replay: Conference call replay: Domestic (800) 405-2236 (access code 11039985#); International (303) 590-3000 (access code 11039985#). The call replay will be available at 4 p.m. EST on September 22, 2005, and will be available through October 6, 2005.
Archstone-Smith (NYSE: ASN) is a recognized leader in apartment investment and operations. With a current total market capitalization of $14.9 billion, Archstone-Smith owns and operates an irreplaceable portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, the New York City metropolitan area, Boston, Southeast Florida, Chicago and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of September 6, 2005, Archstone-Smith owned or had an ownership position in 252 communities, representing 86,531 units, including units under construction.
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Archstone-Smith Holds Call with Senior Management

Archstone-Smith, an S&P 500 company, was recognized as one of America’s Most Admired Companies for 2004 by Fortune Magazine and ranks 991 on the Forbes 2000 List, the magazine’s comprehensive ranking of the world’s largest companies, for 2005. To find out more, visit ArchstoneSmith.com.
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Archstone-Smith’s press releases are available on the company’s web site at ArchstoneSmith.com or by calling (800) 982-9293.
In addition to historical information, this press release contains forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, and beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. See “Risk Factors” in Archstone-Smith’s 2003 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.
(1) Reconciliation of 2005 FFO guidance to 2005 EPS guidance:

Per Share
2005 FFO	$1.94 - $2.01
Add: Gains	$0.55 - $0.68
Less: Depreciation	($0.99)

Earnings Per Share	$1.50 - $1.70